                                   EXHIBIT 23
                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of Wells Fargo & Company:

We consent to the incorporation by reference in the Registration Statements noted below on Forms S-3, S-4 and S-8 of Wells Fargo & Company of our report dated January 18, 2000, relating to the consolidated balance sheet of Wells Fargo & Company and Subsidiaries as of December 31, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and comprehensive income and cash flows for each of the years in the three-year period ended December 31, 1999, which report is incorporated by reference in the December 31, 1999 Annual Report on Form 10-K of Wells Fargo & Company.

Registration
Statement Number         Form           Description
----------------         ----           -----------
333-09489                S-3            Dividend Reinvestment and Common Stock Purchase Plan
333-79493                S-3            Universal Registration Statement 1999
333-53219                S-4            Acquisition Registration Statement
333-95617                S-4            Michigan Financial Corporation
333-95625                S-4            Napa National Bancorp
333-96511                S-4            Ragen MacKenzie Group Incorporated
033-10820                S-8            Norwest Financial Employee $20,000,000 Senior Indebtedness Plan
033-42198                S-8            1985 Long-Term Incentive Compensation Plan
033-50307                S-8            Norwest Corporation Employees' Deferred Compensation Plan
033-50309                S-8            1985 Long-Term Incentive Compensation Plan
033-65007                S-8            Invest Norwest Program
033-57904                S-8            Financial Concepts Bancorp, Inc. Stock Option Plan
033-38013                S-8            United Banks of Colorado, Inc. Non-qualified Stock Option Plan
033-54322                S-8            Lincoln Financial Corporation 1988 Stock Option Plan
033-55533                S-8            First National Bank of Kerrville 1991 Stock Option Plan
333-12423                S-8            Long-Term Incentive Compensation Plan
333-02485                S-8            Benson Financial Corporation Stock Option Plan
333-62877                S-8            Long-Term Incentive Compensation Plan
333-63247                S-8            Wells Fargo & Company:  1982 Equity Incentive Plan, 1987 Director Option
                                        Plan, 1990 Equity Incentive Plan, 1990
                                        Director Option Plan, Long-Term
                                        Incentive Plan, 1996 Employee Stock
                                        Purchase Plan, First Interstate Bancorp:
                                        1983 Performance Stock Plan, 1988
                                        Performance Stock Plan, 1991 Director
                                        Option Plan, 1991 Performance Stock
                                        Plan.
333-74655                S-8            PartnerShares Plan
333-79777                S-8            401(k) Plan


KPMG LLP

San Francisco, California
March 15, 2000